Exhibit 8.1

Principal Subsidiaries and Consolidated Affiliated Entities of the Registrant

Name	Date of Incorporation	Place of incorporation	Percentage of effective ownership	Principal Activities
Subsidiaries
Global Mentor Board Information Technology Limited (“GMB HK”)	March 22, 2019	HK	100%	Holding company
Beijing Mentor Board Union Information Technology Co, Ltd. (“GIOP BJ”)	June 3, 2019	PRC	100%	Holding company of GIOP BJ
Shidong Cloud (Beijing) Education Technology Co., Ltd (“Shidong Cloud”)	December 22, 2021	PRC	75%	Educational consulting
SDH (HK) New Energy Tech Co., Ltd. (“SDH New Energy”)	October 8, 2021	HK	100%	Holding company
Zhuhai (Zibo) Investment Co., Ltd. (“Zhuhai Zibo”)	October 15, 2021	PRC	100%	New energy investment
Zhuhai (Guizhou) New Energy Investment Co., Ltd. (“Zhuhai Guizhou”)	November 23, 2021	PRC	100%	New energy investment
Sunrise (Guizhou) New Energy Materials Co., Ltd. (“Sunrise Guizhou”)	November 8, 2021	PRC	39.35%	Manufacture of lithium battery materials
Guizhou Sunrise Technology Co., Ltd. (“Sunrise Tech”)	September 1, 2011, acquired through an asset acquisition on July 7, 2022	PRC	39.35%	Manufacture of lithium battery materials
Sunrise (Guxian) New Energy Materials Co., Ltd. (“Sunrise Guxian”)	April 26, 2022	PRC	20.07%	Manufacture of lithium battery materials
Guizhou Sunrise Technology Innovation Research Co., Ltd. (“Innovation Research”)	December 13, 2022	PRC	39.35%	Research and development
Variable Interest Entity (“VIE”) and subsidiaries of VIE
Global Mentor Board (Zibo) Information Technology Co., Ltd. (“SDH” or “VIE”)	December 5, 2014	PRC	VIE	Peer-to-peer knowledge sharing and enterprise service platform provider
Global Mentor Board (Hangzhou) Technology Co., Ltd. (“GMB (Hangzhou)”)	November 1, 2017	PRC	100% by VIE	Consulting, training and tailored services provider
Global Mentor Board (Shanghai) Enterprise Management Consulting Co., Ltd. (“GMB Consulting”)	June 30, 2017	PRC	51% by VIE	Consulting services provider
Shanghai Voice of Seedling Cultural Media Co., Ltd. (“GMB Culture”)	June 22, 2017	PRC	51% by VIE	Cultural and artistic exchanges and planning, conference services provider
Shidong (Beijing) Information Technology Co., LTD. (“GMB (Beijing)”)	June 19, 2018	PRC	100% by VIE	Information technology services provider
Mentor Board Voice of Seeding (Shanghai) Cultural Technology Co., Ltd. (“GMB Technology”)	August 29, 2018	PRC	30.6% by VIE	Technical services provider
Shidong Zibo Digital Technology Co., Ltd. (“Zibo Shidong”)	October 16, 2020	PRC	100% by VIE	Technical services provider
Shidong Trading Service (Zhejiang) Co., Ltd. (“Shidong Trading”)	April 19, 2021	PRC	Deregistered in November 2022	Sale of merchandise
Shanghai Jiagui Haifeng Technology Co., Ltd. (“Jiagui Haifeng”)	November 29, 2021	PRC	Disposed in March 2023	Business incubation services provider
Shanghai Nanyu Culture Communication Co., Ltd. (“Nanyu Culture”)	July 27, 2021	PRC	Deregistered in July 2023	Enterprise information technology integration services provider
Beijing Mentor Board Health Technology Co., Ltd (“GMB Health”)	January 7, 2022	PRC	100% by VIE	Health services
Shidong Yike (Beijing) Technology Co., Ltd. (“Shidong Yike”)	July 16, 2021	PRC	51% by VIE	Health services